EXHIBIT 7
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                      Consolidated Report of Condition of

                             THE BANK OF NEW YORK

                   of One Wall Street, New York, N.Y. 10286
                    And Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System, at the close of business June 30, 2004, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                                           Dollar Amounts
ASSETS                                                                       In Thousands
Cash and balances due from depository
   institutions:
   Noninterest-bearing balances and currency
     and coin............                                                      $2,954,963
   Interest-bearing balances.....................................              10,036,895
Securities:
   Held-to-maturity securities...................................               1,437,899
   Available-for-sale securities.................................              20,505,806
Federal funds sold and securities purchased under agreements to resell........................................................
   Federal funds sold in domestic offices........................               5,482,900
   Securities purchased under agreements to
   resell........................................................                 838,105
Loans and lease financing receivables:
   Loans and leases held for sale................................                  48,034
   Loans and leases, net of unearned
     income......................................................              38,299,913
   LESS: Allowance for loan and
     lease losses................................................                 594,926
   Loans and leases, net of unearned
     income and allowance........................................              37,704,987
Trading Assets...................................................               2,986,727
Premises and fixed assets (including capitalized leases).........                 957,249
Other real estate owned..........................................                     374
Investments in unconsolidated subsidiaries
   and associated companies......................................                 246,280
Customers' liability to this bank on
   acceptances outstanding.....                                                   251,948
Intangible assets................................................
   Goodwill......................................................               2,699,812
   Other intangible assets.......................................                 755,311


Other assets.....................................................               7,629,093
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Total assets.....................................................             $94,536,383
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LIABILITIES
Deposits:
   In domestic offices...........................................             $36,481,716
   Noninterest-bearing...........................................              15,636,690
   Interest-bearing..............................................              20,845,026
   In foreign offices, Edge and Agreement
     subsidiaries, and IBFs.                                                   25,163,274
   Noninterest-bearing...........................................                 413,981
   Interest-bearing..............................................              24,749,293
Federal funds purchased and securities sold
   under agreements to repurchase................................
   Federal funds purchased in domestic
     offices.....................................................                 898,340
   Securities sold under agreements to
     repurchase..................................................                 721,016
Trading liabilities..............................................               2,377,862
Other borrowed money:
   (includes mortgage indebtedness and
   obligations under capitalized leases).........................              10,475,320
Not applicable
Bank's liability on acceptances executed and
   outstanding.........                                                           254,569
Subordinated notes and debentures................................               2,422,807
Other liabilities................................................               7,321,226
Total liabilities................................................             $86,116,130
Minority interest in consolidated subsidiaries...................                 139,967


EQUITY CAPITAL
Perpetual preferred stock and related
   surplus.......................................................                       0
Common stock.....................................................               1,135,284
Surplus..........................................................               2,082,308
Retained earnings................................................               5,118,989
Accumulated other comprehensive income...........................                (56,295)
Other equity capital components..................................                       0
Total equity capital.............................................               8,280,286
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Total liabilities, minority interest, and equity
   capital.......................................................             $94,536,383
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

     I, Thomas J. Mastro, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.


                                                    Thomas J. Mastro,
                                Senior Vice President and Comptroller

     We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.


Thomas A. Renyi             ]
Gerald L. Hassell           ]             Directors
Alan R. Griffith            ]
                            ]

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